UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Huntsman Corporation
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FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 13, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Leading Independent Proxy Advisory Firm Glass Lewis Recommends that Huntsman Shareholders Vote “FOR ALL” of Huntsman’s Highly Qualified Director Nominees

THE WOODLANDS, TX- March 13, 2022 – Huntsman Corporation (NYSE: HUN) today announced that leading independent proxy advisory firm Glass Lewis has recommended that shareholders vote “FOR ALL” of Huntsman’s director nominees on the WHITE proxy card at its 2022 Annual Meeting of Stockholders (“Annual Meeting”) scheduled to be held on March 25, 2022.

With less than two weeks before the Annual Meeting, Glass Lewis concluded1: “…in considering whether the Dissident's campaign represents an opportunity to further enhance the composition of the board, we would first note our belief that Starboard's four alternative nominees, as a slate, are inferior to the four directors targeted for replacement… Given the implications of the two proxy-card system, as well as our determination that Starboard has not satisfied the first criterion of our framework for contested elections, we do not believe sufficient cause exists for investors to vote on the Dissident's proxy card... For shareholders who might be thinking along these lines, we would caution that voting on the Dissident's proxy card with the aim of effecting a very specific voting outcome could have unintended consequences and result in an entirely different outcome than desired. In light of these factors, we recommend shareholders vote on the Company's WHITE proxy card FOR all board nominees.”

Glass Lewis also noted that successful execution of Huntsman’s strategy and performance is driving the Company forward: “…we believe Huntsman's recent financial and stock price performance indicate the Company is on the right track and, ultimately, we fail to see a compelling case that further changes beyond those the board has already made are either warranted at this time or likely to result in incremental improvement. Further, the Dissident's campaign appears to be backwards-looking in several respects, in our view, and we believe it lacks new ideas or a detailed plan to improve Huntsman's performance going forward... Although Starboard seeks to replace directors who it believes lack true independence or qualifications for the board, not only do we find insufficient cause to remove current directors, we also aren't convinced that Starboard's nominees have particularly relevant, timely or incremental experience to add to the board at this time.”

1 Glass Lewis report, March 13, 2022. Permission to use quotes neither sought nor obtained. Emphasis added.

Echoing arguments Huntsman has been making since the outset, Glass Lewis further wrote that “Starboard's campaign might have resonated better two years ago, but since the spin-off IPO and divestitures of Huntsman's commodity businesses, our analysis indicates Huntsman's stock price and financial performance have improved markedly... On the governance front, the Company has recently completed a near-complete refresh of the board, with all but one remaining legacy non-executive director transitioning off the board at this annual meeting. Starboard's added pressure may have inspired the board to follow through with the board overhaul this year, but we have a generally favorable view of the six new directors the Company has added since 2019 and we believe the current composition of the board aligns well with Huntsman's business portfolio, strategy and positive trajectory.”

Commenting on the Glass Lewis recommendation, the Huntsman Board of Directors (the “Board”) issued the following statement:

The recommendation from Glass Lewis to support all of Huntsman’s highly qualified nominees reaffirms that our refreshed Board is best equipped to continue driving the Company’s transformed product portfolio strategy, with the expertise necessary to drive enhanced value for shareholders.

As Glass Lewis recognizes, the Huntsman of today is vastly different than the Huntsman of even five years ago. The Board has taken meaningful actions to oversee the Company’s ‘value over volume’ strategy, transform its balance sheet and enhance its governance through an extensive refreshment plan. As a result of these actions, 2021 was the best year in our history with our current portfolio and the strongest profit and margin performance we have ever achieved. Over the last five years, the Company has generated total shareholder returns of 98%, nearly 13% better than the S&P 500 during the same period.2

We believe that replacing any of the Company’s director candidates with Starboard’s nominees would disrupt Huntsman’s value-creating strategy and risk destroying substantial and accelerating momentum. All of Huntsman’s director nominees have the superior skillsets required to effectively oversee the Company’s sustainable long-term growth, including necessary expertise across differentiated chemicals and industrials experience, R&D and customer-focused innovation focus, and portfolio management expertise. Each of Huntsman’s directors is vastly superior to Starboard’s four nominees.

We urge shareholders to protect the value of their investment and disregard Starboard’s unwise and unnecessary campaign by following Glass Lewis’ unqualified recommendation and voting “FOR ALL” of the Company’s highly qualified directors on the WHITE proxy card today.

2 Timeframe of February 25, 2017 through February 25, 2022

Huntsman reminds shareholders that every vote is important, no matter how many or few shares it represents. Shareholders are urged to discard any blue proxy materials they may have received and only vote using the WHITE proxy card.

Huntsman shareholders who need assistance in voting their shares may call toll-free Huntsman’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-0926.

Additional materials regarding the Board of Directors’ recommendations for the 2022 Annual Meeting can be found at voteforhuntsman.com.

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

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LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.